                                                                       EXHIBIT 7
                              NALCO HOLDING COMPANY

                                LOCK-UP AGREEMENT

                                                                          , 2005
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Goldman, Sachs & Co.,
Citigroup Global Markets Inc.,
UBS Securities LLC,
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

         Re:  Nalco Holding Company - Lock-Up Agreement

Ladies and Gentlemen:

         The undersigned understands that Goldman, Sachs & Co., Citigroup Global
Markets Inc. and UBS Securities LLC, as representatives (the "Representatives"), propose to enter into an Underwriting Agreement (the "Underwriting Agreement")
on behalf of the several Underwriters named in Schedule I to such agreement
(collectively, the "Underwriters"), with Nalco LLC, a Delaware limited liability company (the "Selling Stockholder"), and Nalco Holding Company, a Delaware
corporation (the "Company"), providing for a public offering of Common Stock, par value $0.01 per share, of the Company (the "Shares") pursuant to the
Company's Registration Statement on Form S-1 (Reg. No. 333-126642) (the
"Registration Statement") filed with the Securities and Exchange Commission (the
"SEC").

         In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the "Lock-up Period"), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common
Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company or units or other membership interests in the Selling Stockholder, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the
"Undersigned's Shares"). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

         The initial Lock-up Period will commence on the date of this Lock-Up
Agreement and continue for 90 days after the public offering date set forth on the final prospectus used to sell the Shares (the "Public Offering Date")
pursuant to the Underwriting Agreement;    provided, however, that if (1) during
the last 17 days of the initial Lock-up Period the Company releases earnings results or announces

material news or a material event or (2) prior to the expiration of the initial
Lock-up Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-up
Period, then in each case the Lock-up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. waives, in writing, such extension.

         The undersigned hereby acknowledges and agrees that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-up Period pursuant to the previous paragraph to the undersigned and that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action during such period unless it has received written confirmation from the
Company that the Lock-up Period (as may have been extended pursuant to the previous paragraph) has expired.

         Notwithstanding the foregoing, the undersigned may transfer the
Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) by will or intestate, (iii) to any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust, partnership or the limited liability company, as the case may be, agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) to the extent applicable, as distributions of the Undersigned's Shares to a wholly-owned subsidiary of the undersigned or to the direct or indirect members or partners of the undersigned, provided, however, that (A) it shall be a condition to such transfer that the transferee (if not already subject to this Lock-up Agreement)
execute an agreement stating that such transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-up Agreement, and (B) such transfer shall not involve a disposition for value, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv), or
(vi) with the prior written consent of Goldman, Sachs & Co. on behalf of the
Underwriters. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clause (i)
through (vi) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares during the Lock-up
Period except in compliance with the foregoing restrictions.

         The undersigned understands that the Selling Stockholder, the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

         This Lock-Up Agreement shall automatically terminate and be of no further effect if (i) the Registration Statement is not declared effective by the SEC by August 11, 2005 or (ii) the Underwriting Agreement is terminated pursuant to its terms.

                                        Very truly yours,

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                                        Exact Name

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                                        Authorized Signature

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                                        Title